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                                                                    EXHIBIT 99.1

                         ANNUAL SERVICER'S CERTIFICATE
                     FIRST USA BANK, NATIONAL ASSOCIATION

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                      First NBC Credit Card Master Trust
                                 Series 1997-1
                      2000 ANNUAL SERVICER'S CERTIFICATE

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The undersigned, duly authorized representatives of First USA Bank, National
Association ("First USA"), as Successor Transferor and Servicer to Bank One, Louisiana, N.A. (as successor to First National Bank of Commerce ("FNBC"), pursuant to the Pooling and Servicing Agreement dated as of August 1, 1997 (as may be amended and supplemented from time to time, the "Agreement"), among First USA, as Transferor and Servicer, and The Bank of New York, as Trustee, do hereby certify that:

1. First USA is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2. The undersigned are Servicing Officers who are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3. A review of the activities of the Servicer during the fiscal year ended December 31, 2000, and of its performance under the Agreement was conducted under our supervision.

4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to us to have been made during the fiscal year ended December 31, 2000, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: None

6. The report required to be delivered to the Servicer by the independent certified public accountants pursuant to subsection 3.06(b) of the Pooling and Servicing Agreement has been delivered to the Servicer, and such report contains no exceptions, except for such exceptions as the independent certified public accountants believe to be immaterial and as set forth in paragraph 7 below.

7. The following is each exception set forth in the report required to be delivered to the Servicer by the independent certified public accountants pursuant to subsection 3.06(b) of the Pooling and Servicing Agreement: None

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate this 23rd day of March, 2001.
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FIRST USA BANK, NATIONAL ASSOCIATION,
 as Servicer



By: /s/Tracie H. Klein              By: /s/Jeffrey Rigg
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    Name:  Tracie H. Klein              Name:  Jeffrey Rigg
    Title: First Vice President         Title: Senior Vice President-Accounting